UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2003

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Item 5. Other Events and Required FD Disclosure.

On September 26, 2003, Hollis-Eden Pharmaceuticals, Inc. (the “Company”) announced the pricing of its follow-on offering of 2,500,000 million shares of its common stock at $25.00 per share. A copy of the Company’s press release, dated September 26, 2003, relating to the offering is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Number	Description
99.1	Press release issued by the Company on September 26, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ ERIC J. LOUMEAU
Eric J. Loumeau Vice President, General Counsel and Secretary

Dated: September 26, 2003

INDEX TO EXHIBITS

99.1	Press release issued by the Company on September 26, 2003.